UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     April 13, 2000
                                                    ----------------


                         FUSION NETWORKS HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     0-23900                 51-0393382
----------------------------       -------------         ----------------------
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)              file number)         Identification Number)


                   8115 N.W. 29th Street, Miami, Florida 33122
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (305) 477-6701
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

                             IDM Environmental Corp.
               396 Whitehead Avenue, South River, New Jersey 08882
         ---------------------------------------------------------------
         (Former name and former address, if changed since last report)

This amended Form 8-K relates to the transaction on April 13, 2000 pursuant to which Fusion Networks Holdings, Inc. ("FNHI" or the "Company") completed a holding company reorganization and merger in which it acquired IDM Environmental Corp. ("IDM") and Fusion Networks, Inc. ("Fusion"). This amendment is filed to restate certain financial statements relating to the Company's investment in Marketing Services Group, Inc. to carry that investment at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity.

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Fusion Networks, Inc.

           Independent Auditor's Report...................................   F-1
           Consolidated Balance Sheet - December 31, 1999.................   F-2
           Consolidated Statement of Operations for the Period from
              Inception (July 1, 1999) to December 31, 1999...............   F-3
           Consolidated Statement of Cash Flows for the Period from
              Inception (July 1, 1999) to December 31, 1999...............   F-4
           Consolidated Statement of Stockholders' Equity for the Period
              from Inception (July 1, 1999) to December 31, 1999..........   F-5
           Notes to Consolidated Financial Statements.....................   F-6

           Consolidated Balance Sheet (Unaudited) - March 31, 2000........  F-17
           Consolidated Statement of Operations for the Quarter Ended
              March 31, 2000 (Unaudited)..................................  F-18
           Consolidated Statement of Cash Flows for the Quarter Ended
              March 31, 2000..............................................  F-19
           Notes to Consolidated Financial Statements (Unaudited).........  F-20

     (b)  Pro Forma Financial Information

           Summary Unaudited Pro Forma Consolidated Financial Data........  F-23
           Pro Forma Consolidated Balance Sheet - March 31, 2000..........  F-24
           Pro Forma Consolidated Statement of Operations for the Year
               Ended December 31, 1999 and for the Three Months Ended
               March 31, 2000.............................................  F-25
           Notes to Pro Forma Consolidated Financial Data.................  F-26

     (c)  Exhibits

          None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FUSION NETWORKS HOLDINGS, INC.

Dated: January 12, 2001
                                              By:  /s/ Gary M. Goldfarb
                                                  ---------------------------
                                                   Gary M. Goldfarb
                                                   President

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors of
Fusion Networks, Inc. and Subsidiary
Miami, Florida 33122


We have audited the accompanying consolidated balance sheet of Fusion Networks, Inc. and Subsidiary (A Development Stage Company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception (July 1, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fusion Networks, Inc. and Subsidiary (A Development Stage Company) as of December 31, 1999 and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.









                                                 SAMUEL KLEIN AND COMPANY


Newark, New Jersey
May 30, 2000

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1999



ASSETS
-------

Current Assets:

   Cash and cash equivalents                                        $ 7,044,458
   Employee and other loans                                                 535
   Prepaid expenses                                                      21,858
                                                                     -----------
          Total Current Assets                                      $ 7,066,851

Other Assets:
   Investment in equity securities                                   25,500,000

Property and Equipment:
   Office equipment                                                     610,025
   Furniture and fixtures                                                23,306
   Automobiles                                                           37,165
                                                                     -----------
          Total Property and Equipment                                  670,496

   Less: Accumulated depreciation                                       (27,938)
                                                                     -----------
          Net Property and Equipment                                    642,558
                                                                     -----------
                                                                    $33,209,409
                                                                     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                         $      122,109
   Due to affiliate                                                       8,971
                                                                     -----------
          Total Current Liabilities                              $      131,080

Stockholders' Equity:
   Common stock, authorized 60,000,000 shares, $.00001
     par value, issued and outstanding 33,113,333 shares                    331
   Additional paid-in-capital                                        54,437,419
   Foreign currency translation adjustment                               14,551
   Deficit accumulated during the development stage                 (21,373,972)
     Accumulated other comprehensive income (loss):
     Foreign currency translation                                        14,551
                                                                     -----------
          Total Stockholders' Equity                                 33,078,329
                                                                     -----------
                                                                    $33,209,409
                                                                     ===========

------------------------

The accompanying notes are an integral part of these financial statements.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF OPERATIONS

        FOR THE PERIOD FROM INCEPTION (JULY 1, 1999) TO DECEMBER 31, 1999







Revenues                                                      $            -
--------

Costs and Expenses:
   General and administrative expenses                        $      386,742
   Product development and engineering                             1,038,671
   Sales and marketing                                               164,249
   Consulting expenses                                            19,575,000
   Merger expenses                                                   238,350
                                                                 ------------
          Total Costs and Expenses                                21,403,012
                                                                 ------------
Loss from Operations                                             (21,403,012)

Other Income (Expenses):
   Interest income                                                    35,568
   Foreign currency (loss)                                            (5,528)
   Miscellaneous                                                      (1,000)
                                                                 ------------
                                                                      29,040
                                                                 ------------
Net Loss                                                     $   (21,373,972)
                                                                 ============

Loss per Share:
   Basic loss per share                                      $          (.64)
                                                                 ============
   Diluted loss per share                                    $          (.64)
                                                                 ============
   Basic common shares outstanding                                33,113,333
                                                                 ============
   Diluted common shares outstanding                              33,113,333
                                                                 ============





----------------------
The accompanying notes are an integral part of these financial statements.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM INCEPTION (JULY 1, 1999) TO DECEMBER 31, 1999





Cash Flows from Operating Activities:
   Net loss                                                        $(21,373,972)

   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation                                                      27,938
       Compensation cost of consultants= warrants                    19,575,000
   Increase in employee and other loans                                    (535)
   Increase in prepaid expenses                                         (21,858)
   Increase in accounts payable and accrued expenses                    122,109
   Increase in due to affiliate                                           8,971
                                                                    ------------
          Net cash used in operating activities                      (1,662,347)
                                                                    ------------

Cash Flows from Investing Activities:
   Purchase of property and equipment                                  (670,496)
                                                                    ------------
          Net cash used in investing activities                        (670,496)
                                                                    ------------

Cash Flows from Financing Activities:
   Net proceeds in connection with the issuance of
     common stock and warrants                                        9,362,750
                                                                    ------------
          Net cash provided by financing activities                   9,362,750
                                                                    ------------
Effect of Exchange Rate Changes on Cash                                  14,551
                                                                    ------------
Net Increase in Cash and Cash Equivalents                             7,044,458

Cash and Cash Equivalents - Inception,  July 1, 1999                          -
                                                                    ------------
Cash and Cash Equivalents - End of period, December 31, 1999       $  7,044,458
                                                                    ============

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for:
     Interest                                                      $          -
                                                                    ============
     Taxes                                                         $        160
                                                                    ============
Supplemental Disclosure of Noncash Investing and
  Financing Activities:
    Issuance of common stock in exchange for investment
     in affiliate                                                    25,500,000
                                                                    ============
-----------------------

The accompanying notes are an integral part of these financial statements.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

        FOR THE PERIOD FROM INCEPTION (JULY 1, 1999) TO DECEMBER 31, 1999





                                                                                    Deficit     Accumulated
                                              Common Stock                         Accumulated    other
                                            $.00001 Par Value         Additional   During the  Comprehensive   Total
                                      Number                           Paid-In     Development    Income       Stockholders'
                                    of Shares             Amount       Capital        Stage       (Loss)       Equity
                                   -----------           --------    ------------ --------------  -------   --------------


At Inception on July 1, 1999                            $      -     $         -   $         -    $     -     $      -

Issuance of common stock           26,600,000                266       1,000,484                             1,000,750

Issuance of common stock and
  warrants in connection with
  private placement                 3,013,333                 30       8,361,970                             8,362,000

Issuance of common stock for
  investment in affiliate           3,500,000                 35      25,499,965                            25,500,000

Issuance of common stock
 warrants to consultants                                              19,575,000                            19,575,000

Foreign Currency Translation
  Adjustment                                                                                       14,551       14,551

Net Loss for the Period from
  Inception (July 1, 1999) to
  December 31, 1999                                                                (21,373,972)            (21,373,972)
                                  -----------           ---------     ----------   ------------   -------- ------------

Balances, December 31, 1999        33,113,333         $     331     $ 54,437,419  $(21,373,972)   $14,551 $ 33,078,329
                                  ===========           =========     ==========   ============   ======== ============


---------------------

The accompanying notes are an integral part of these financial statements.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
------------------
Fusion  Networks,  Inc.,  (the  "Company")  a  development  stage  company,  was incorporated under the laws of the State of Delaware on June 30, 1999. The Company is a start-up Internet company founded to provide improved Internet content and services to Latin American markets and to the Spanish and Portugese speaking population around the world through their Internet Web Site LatinFusion.com.

On September 23, 1999 the Company formed a wholly-owned Columbian subsidiary, Fusion Networks DE Colombia LTDA for the purpose of conducting the Company's business in Colombia, South America.

Principles of Consolidation
---------------------------
The accompanying financial statements as of December 31, 1999 and for the period then ended consolidate the accounts of the parent company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Use of Management's Estimates
-----------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
----------------------
Property and equipment are depreciated for financial accounting purposes on the straight-line method over their respective estimated useful lives. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Depreciation of leased equipment under capital leases is included in depreciation.

Investments
-----------
The company accounts for its investments in debt and equity securities in accordance with the Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities"(SFAS 115), which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale.

Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale, along with any investments in equity securities. Securities available for sale are carried at fair value, with unrealized gains and losses, net of income taxes, reported as a separate component of Stockholder's Equity.


Impairment of Long-Lived Assets
-------------------------------
The Company adopted  Statement of Financial  Accounting  Standards No. 121 (SFAS
121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS 121 requires that if facts and circumstances indicate that the cost of fixed assets or other assets may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted pre-tax cash flows associated with the asset to the assets carrying value to determine if a write-down to market value or discounted pre-tax cash flow value would be required.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999
                                   (Continued)



1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition
-------------------
The  Company's   revenues  will  be  derived   principally   from  the  sale  of
"infomercials" which are full multimedia advertisements including animated graphics, sound and voice. Additional revenues will be derived from corporate sponsorships of various services and games provided on LatinFusion.com as well as from e-commerce commissions and transaction fees.

Product Development
-------------------
Costs incurred in conjunction with the development of new products are charged to expense as incurred. Material software development costs subsequent to the establishment of technological feasibility will be capitalized. Based upon the Company's product development process, technological feasibility is established upon the completion of a working model. To date attainment of technological feasibility and general release to customers have substantially coincided.

Comprehensive Income
--------------------
The Company adopted Statement of Financial  Accounting  Standards No. 130, (SFAS
130) "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components which require that certain items such as foreign currency translation adjustments, unrealized gains and losses on certain investments in debt and equity securities, minimum pension liability adjustments and unearned compensation expense related to stock issuances to employees be presented as separate components of stockholders= equity.

Earnings (Loss) Per Share
-------------------------
The Company calculates earnings per share in accordance with SFAS No. 128, "Computation of Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Accordingly, basic earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the conversion of the Preferred Stock (using the if-converted method) and shares issuable upon the exercise of stock options (using the treasury stock method); common equivalent shares are excluded from the calculation if their effect is anti- dilutive.

Stock Splits
------------
On August 23, 1999, the Company's Board of Directors authorized a 1,000 for 1 forward stock split of its common stock and amended the par value of the common stock to $0.00001 and increased the authorized shares to 3,000,000 for shareholders of record at the close of business on August 23, 1999.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999
                                   (Continued)


1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Splits (Continued)
------------
On November 16, 1999, the Company=s Board of Directors authorized a 17.7333333 for 1 stock split of its common stock effective November 18, 1999 for shareholders of record at the close of business on November 18, 1999.

All share and per-share amounts in the accompanying consolidated financial statements have been restated to give effect to both the 1000 for 1 and the subsequent 17.7333333 for 1 stock splits.

Concentrations of Credit Risk
-----------------------------
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains the majority of its cash and cash equivalents with one financial institution and this creates an inherent concentration of credit risk.

Start-Up Activities
-------------------
The American Institute of Certified Public Accountants recently issued Statement of Position ("SOP") 98-5, "Reporting the Costs of Start-up Activities". SOP 98-5 requires start-up costs, as defined, to be expensed as incurred and is effective for financial statements for fiscal years beginning after December 15, 1998. The Company expenses all start-up costs as incurred in accordance with this statement and therefore the issuance of SOP 98-5 had no material impact on the Company's financial statements.

Income Taxes
------------
The Company follows Statement of Financial  Accounting  Standards No. 109, (SFAS
109) "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

2. INVESTMENTS

As of December 31, 1999 the fair value of the investment in equity securities classified as available for sale securities approximated cost.

3.  PLAN OF OPERATIONS

Fusion Networks, Inc. is a development stage company in the process of developing LatinFusion.com, a universal portal offering a comprehensive suite of Internet products, services and solutions to Latin America and other Spanish and Portugese speaking markets. The Company believes that by offering an integrated platform of content, community and commerce and related services, all produced locally and in Spanish or Portugese, with the specific needs and desires of the Spanish and Portugese speaking population as its focus, LatinFusion.com will be well positioned to capitalize on the anticipated growth of the Internet throughout the Spanish and Portugese speaking world.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999
                                   (Continued)


3.  PLAN OF OPERATIONS (Continued)

In order to capitalize on the anticipated growth of the Internet throughout the Spanish and Portugese speaking population, the Company intends to establish credibility in the Spanish and Portugese speaking markets by establishing a local presence in those markets and developing content tailored to those markets. The Spanish and Portugese speaking populations of the world share important cultural and linguistic characteristics. To succeed in serving the Internet needs of these communities the Company believes it is critical to establish itself as a part of that community and display a sensitivity to the needs of that community. While existing Internet providers produce native language content for the Spanish and Portugese speaking community, the majority of their content is translations of English language content.

The Company believes that in order to create loyalty and a sense of community among Spanish and Portugese speaking Internet users, a Web site must contain content which is both locally produced and produced in Spanish and/or Portugese.

The Company intends to establish and grow the LatinFusion.com site from a local base in key markets to larger regional presences. To begin this process, the Company will establish an initial presence in the Bogota, Colombia market to support its initial pilot operations. The Company will establish the infrastructure and local content development and support teams to ensure that the LatinFusion.com site develops a reputation for quality, responsiveness and reliability of both the Web site and related services.

All content will be developed locally and will be multi-cultural as well as multilingual (available in Spanish, Portugese and English). By locally producing native language content with reliable services, the Company believes
LatinFusion.com will become a recognized name and preferred Web site for Internet users in the Bogota market. The Company also feels that by establishing a favorable reputation in Bogota, the LatinFusion.com site will quickly gain recognition and a favorable reputation in the surrounding region. The Company plans to repeat this process in other key markets throughout Latin America as well as in certain key markets in the United States and Europe.

In addition to establishing credibility and local presence in the Spanish and Portugese markets, the Company plans to offer a comprehensive range of Internet products and services tailored to those markets. The LatinFusion.com site is expected to be initially divided into seven channels, each offering a broad array of related products and services. The channels will include (1) home, where users can access time, weather, and currency data, search engines and a help desk; (2) media, which will provide access to national, regional and local newspapers, regional magazines and regional television and radio broadcasts; (3) guides, where users can access community, entertainment and tourist information for selected regions and cities; (4) commerce, providing access to a wide variety of on-line shopping options, on-line banking and on-line investment options; (5) games, where users can access interactive games, (6) connection, providing users with access to e-mail, video chat, Internet telephone services and other communication tools, and (7) contests, where users can participate in various contests. The Company plans to monitor new products and services as well as user demand for those products and services and will add such to assure that users have the broadest range of Internet products and services available.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999
                                   (Continued)

3.  PLAN OF OPERATION (Continued)

The Company also plans to utilize state-of-the-art technologies to improve their users Internet experience. The Company intends to continually adopt the latest technologies to both overcome bandwidth limitations and provide the richest, most entertaining multimedia experience available on the Internet. LatinFusion.com has been designed using Macromedia's Flash 4.0 which will offer streaming video, interactive on-screen graphics and full stereo sound throughout the site. The Company believes that the adoption of this technology will differentiate LatinFusion.com from many of the sites on the Internet and make it an exciting and enjoyable Web site to visit. The Company plans to consistently monitor new technologies and will adopt new technologies to assure that LatinFusion.com offers the richest and most attractive Internet experience available.

Utilizing state-of-the-art technology also allows the Company to deploy innovative new advertising strategies to better serve both users and advertisers. Presently, advertising on the Internet today consists principally of banners placed on Web sites which are linked to an advertiser's Web site. The Company has adopted a new, non-banner, advertising model which it believes will be better received by both Web users and advertisers. Utilizing Macromedia Flash 4.0, the Company will produce Ainfomercials@ which are ten seconds or less in length and will include full multimedia, including graphics, sound and voice. These infomercials will be downloaded in the background and run between page views, and will be customized and targeted based on the user demographics associated with the Web page being viewed. The Company believes this type of advertising is similar to highly targeted television advertising, which is a proven and long standing means of advertising, and will produce superior results to traditional banner advertising.

4.  PROPERTY AND EQUIPMENT

At December 31, 1999 property and equipment consist of the following:

           Office equipment                                          $610,025
           Furniture and fixtures                                      23,306
           Automobiles                                                 37,165
                                                                     ---------
                                                                      670,496
           Accumulated depreciation                                  (27,938)
                                                                     ---------
                                                                     $642,558
                                                                     =========

5.  RELATED PARTIES

The Company currently leases approximately 1,600 square feet of office space in an office building in Miami, Florida, from Latam Holding, Inc., a Florida corporation, whose principle owner is Enrique Bahamon, a stockholder, director and the Chief Financial Officer of the Company. The lease is for a term of one year which commenced on July 1, 1999 and calls for a monthly base rent of $2,500. The related expense for this lease for the period ended December 31, 1999 was $14,355. As of December 31, 1999, the Company was current on all rental obligations due the related party.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999
                                   (Continued)


5.   RELATED PARTIES (Continued)

During 1999, the Company entered into an agreement with Red Colombia, a company domiciled in Bogota, Colombia, owned in part by Hernando Bahamon and Felipe Santos, principal stockholders, officers and/or directors of the Company, under which Red Colombia agreed to provide certain Web site development services, at a total cost of $229,171, which was expensed for the period ended December 31, 1999.

6.   COMMITMENTS AND CONTINGENCIES

Merger Agreement
----------------
On July 26, 1999 the Company announced that it entered into a non-binding merger agreement with IDM Environmental Corp. (collectively with its subsidiaries referred to herein as "IDM") a New Jersey based publicly traded corporation, pursuant to which IDM agreed to form a holding company known as Fusion Networks Holding, Inc. ("FNH") with both the Company and IDM merging with subsidiaries of FNH. On August 18, 1999 the agreement was amended and became a definitive agreement. As a result both the Company and IDM will become wholly owned subsidiaries of FNH.

The stockholders of the Company will receive one share of common stock of FNH for each share of the Company=s common stock held and the stockholders of IDM will receive one share of FNH for each share of IDM common stock held, resulting in the current stockholders of the Company owning approximately 89% of FNH common stock. The proposed plan of merger is subject to a number of conditions including, but not limited to, regulatory approvals and the receipt of stockholder approval from both the Company and IDM.

Employment Agreement
--------------------
In September 1999, Hernando Bahamon, President, CEO and Chairman of the Board of Directors of the Company, entered into a Service Agreement with the Company pursuant to which Mr. Bahamon agreed to provide services to the Company in connection with the launch of its Bogota, Colombia Web site. The agreement provides for monthly compensation of $15,000 and runs for a term of six months from July 1, 1999 subject to automatic renewal on a monthly basis thereafter. It is anticipated that Mr. Bahamon will enter into a long-term employment agreement with the Company following the merger.

Year 2000
---------
The Company has contacted, and in the future intends to contact, their third-party vendors, licensors and providers of software, hardware and services regarding their Year 2000 readiness. Because LatinFusion.com is a new network and the Company intends to utilize new equipment and software which is Year 2000 compliant, they believe that their network will perform correctly through Year 2000 and beyond. Due to the highly dynamic nature of their business, however, they will continue the testing process through Year 2000 and beyond and will continue to confirm that their third-party vendors, licensors and providers are Year 2000 ready.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999
                                   (Continued)


6.   COMMITMENTS AND CONTINGENCIES (Continued)

Foreign Operations
------------------
The Company will be relying heavily on foreign Internet markets, primarily in Latin America, for its operations. The market for Internet services in Latin America is in an early stage of development and is an unproven medium for advertising and other commercial services. In addition, there are several factors involved in increasing the use of the Internet in Latin America for
commercial  purposes  which  include  security,   reliability,   cost,  ease  of
development, administration and quality of service. In addition, the telecommunications structure in Latin America is not as well developed as in the United States or Europe. Access to the Internet requires a relatively advanced telecommunications infrastructure and continued development of the telecommunications infrastructure will have a substantial impact on the Company's ability to deliver services and on the market acceptance of the Internet in Latin America in general. Social, political and economic conditions in Latin America could also have an effect on the Company's operations. The volatility of these conditions could make it difficult for the Company to sustain their expected growth in revenues and earnings, which could have an adverse effect on their stock price. Currency exchange rates have also been somewhat volatile throughout Latin America and the economies of these areas have experienced significant economic downturns. Poor economic conditions in Latin American countries may cause the Company's customers to reduce their advertising spending, which could have an adverse effect on the Company.


7.   STOCKHOLDERS' EQUITY

Common Stock
------------
The holders of Common Stock have no preemptive rights and the Common Stock has no redemption, sinking fund or conversion provisions. Each share of Common Stock is entitled to one vote on any matter submitted to the holders and to equal rights in the assets of the Company upon liquidation. All of the outstanding shares of Common Stock are fully paid and nonassessable.

On August 23, 1999, the Company's Board of Directors authorized a 1,000 for 1 forward stock split of its common stock and amended the par value of the common stock to $0.00001 and increased the authorized shares to 3,000,000 for shareholders of record at the close of business on August 23, 1999. All share and per- share amounts in the accompanying financial statements have been restated to give effect to the 1,000 for 1 forward stock split.

On November 16, 1999, the Company's Board of Directors authorized a 17.7333333 for 1 forward stock split of its common stock and increased the authorized shares to 60,000,000 for shareholders of record at the close of business on November 18, 1999. All share and per-share amounts in the accompanying consolidated financial statements have been restated to give effect to the
17.7333333 for 1 forward stock split.

The original incorporators of the Company were issued a total of 13,300,000 shares of the Company's common stock for a nominal cash consideration of $750.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999
                                   (Continued)


7.  STOCKHOLDERS' EQUITY (Continued)

Common Stock (Continued)
------------
On July 8, 1999, the Company entered into an agreement with certain investors for the purchase of 4,433,333 shares of the Company=s common stock for $500,000 and options to purchase an additional 8,866,667 shares of the Company's common stock, at any time before December 31, 1999, for an additional $500,000. As of December 31, 1999, the investors had exercised their options resulting in a total of 13,300,000 shares of common stock being issued and $1,000,000 in funds being received by the Company under this agreement.

During August 1999 the Company initiated a private placement offering under which the Company is offering units (the "Units") for sale at $60,000 per Unit. Each Unit consists of 20,000 shares of common stock and 20,000 three year warrants (the "Warrants") to purchase common stock at $6.00 per share for a period of three years. In addition, licensed broker-dealers participating in the private placement will receive commissions of $4,500 cash and 1,500 three year warrants (the "Brokers Warrants") to purchase common stock at $6.00 per share for a period of three years, for each unit sold. As of December 31, 1999 the Company had issued 3,013,333 shares of common stock, 3,013,333 common stock Warrants and 226,005 Brokers Warrants, for net proceeds of $8,362,000.

On December 20, 1999, Fusion Networks and Marketing Services Group, Inc. ("MSGI") entered into a Stock Purchase and Sale Agreement pursuant to which Fusion Networks issued 3,500,000 shares of common stock to MSGI in exchange for 1,500,000 shares of common stock of MSGI. MSGI is traded on the NASDAQ National Market and has approximately 26 million shares outstanding and had a market price of approximately $17 per share at the time of the agreement. MSGI provides direct and database marketing, telemarketing and telefundraising, media planning and buying, online consulting and common, automated internet marketing and web design services. Pursuant to the terms of that agreement MSGI has the right for a six month period ending in June 2000 to acquire up to an additional 3,500,000 shares of common stock of Fusion Networks in exchange for an additional 1,500,000 shares of MSGI common stock and MSGI has the right to designate a nominee for director of Fusion Networks for a period of one year. MSGI and Fusion Networks each agreed to "lock-up" the shares received from the other preventing resale of these shares for a period of one year ending December 2000.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999
                                   (Continued)


7.   STOCKHOLDERS' EQUITY (Continued)

Employee Stock Options
----------------------
During October 1999, the Company's Board of Directors approved a stock option plan for the Company, the Fusion Networks, Inc. 1999 Stock Option Plan (the "1999 Plan"), under which stock option awards may be made to eligible key employees, consultants and directors of the Company. The 1999 Plan became effective immediately and it will remain in effect until the tenth anniversary of the effective date unless terminated earlier by the Board of Directors. Pursuant to the plan, the Company will reserve 5,320,000 shares of common stock for issuance pursuant to the grant of incentive stock options and nonqualified stock options.

During October and December, 1999 the Company granted stock options to purchase 845,000 shares of its common stock to employees under the Company's 1999 Stock Option Plan. In addition, on October 12, 1999 the Company granted under this plan stock options to 100,000 shares of its common stock to 10 consultants in Colombia, South America who assisted in the development of the web-site. These options were all granted with an exercise price of $5.34, the fair market value of the underlying common stock at the date of grant. The Company recorded approximately $84,000 as consulting expense for the value of the 100,000 options issued to the 10 consultants. The value was computed using the Black Scholes value option pricing model.

Warrants
--------
On November 18, 1999 the Company issued a total of 2,500,000 warrants to various consultants. The warrants are exercisable for three (3) years at $5.00 per share. In connection with this transaction the Company recorded in the fourth quarter of 1999 consulting expenses of $14 million which was estimated using the Black Scholes value option pricing model.

On December 29, 1999 the Company issued to a consultant a warrant to purchase 500,000 shares of the Company's common stock for services provided during the fourth quarter of 1999 for financing, merger and acquisition and strategic alliance consulting activities. The warrant is exercisable immediately, in whole or in part, for a period of three years and at an exercise price of $5.00 per common share. The Company recorded approximately $5,600,000 as consulting expense with this transaction.

8.   SUBSEQUENT EVENTS

The merger agreement between the Company and IDM Environmental Corp., as described in Note 5, was approved by the shareholders of the Company and of IDM Environmental Corp. in March 2000 and the reorganization was completed in April 2000. As a result of the reorganization, the Company and IDM became wholly-owned subsidiaries of Fusion Networks Holdings, Inc. The Company and IDM both plan to continue their historical operations for the foreseeable future.

                      FUSION NETWORKS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999
                                   (Continued)


8.  SUBSEQUENT EVENTS (Continued)

In February 2000 the Company entered into a contract with a public relations firm which will assist in the preparation of internal and external news releases, relations with local and national trade and general press organizations, also the preparation of product literature for the general public and the trade. The contract is for a term of one year for $60,000 a year or $5,000 a month. In addition, the Company also granted 45,000 common stock share warrants at an exercise price of $10.3125 per share. These common stock warrants vest at 15,000 warrants per year.

In May 2000 the Company entered into an employment contract with Mr. Gary Goldfarb to serve as President and Chief Executive Officer of the Company for an undisclosed period of time. The contract provides for a monthly compensation of $18,750 per month. The contract also grants Mr. Goldfarb 1,000,000 five year stock options exercisable at the closing price of the Company's common stock on the effective date. The options will vest 25% on each of the first three anniversaries, the remaining 25% will vest at various times.

9. OTHER SUBSEQUENT EVENTS (UNAUDITED)

During 2000 the investment in MSGI suffered a significant decline in it's fair value. During the fourth quarter of 2000, the Company wrote down the value of their investment and recorded from the original cost a realized loss of $ 12,750,000 and provided an allowance for an additional unrealized loss of $ 10,980,000, which reduces the carrying value of the investment to $ 1,770,000 at December 31, 2000.

     SALE OF IDM

     On July 25, 2000, the Company entered into a letter of intent pursuant to which the Company agreed in principal to sell all of its stock of IDM to two principal officers of IDM. The Company completed the sale of IDM on August 18, 2000. Pursuant to the terms of the IDM sale, the Company received a promissory note in the amount of $58,881 and were relieved of guarantees in the amount of $300,000.

     Based on the agreement in principal to sell IDM, the Company recorded a write-down of the goodwill associated with the acquisition of IDM in the amount of $7,354,181 in the second quarter of 2000 and recorded the loss on the sale of $1,320,847 in the third quarter of 2000.

     CONVERTIBLE DEBENTURES AND WARRANTS

     On June 15, 2000, the Company sold $4,000,000 of 6% Secured Convertible Debentures and 1,500,000 Warrants. The Debentures and Warrants were sold to three accredited investors. The Debentures and Warrants were sold for an aggregate offering price of $4,000,000. A finders fee of 5%, or $200,000, was paid in connection with the sale of the Debentures and Warrants. The Debentures and Warrants were sold pursuant to the exemption from registration set out in Rule 506 as promulgated pursuant to Section 4(2) of the Securities Act of 1933. The securities were offered without general solicitation in a privately negotiated transaction with three accredited investors.

     The Debentures bear interest at 6% per annum, are due on June 13, 2001 and are secured by a pledge of the investment in affiliates of Marketing Services Group, Inc. The Debentures are convertible into shares of Common Stock of the Company at a fixed conversion price of $1.75 per share. The Warrants are exercisable to purchase Common Stock of the Company at $1.50 per share.

     VISUALCOM PURCHASE

     In August 2000, the Company entered into a letter of intent to acquire Visualcom, Inc., a Miami based Internet consulting company specializing in Strategic Consulting, I-Business Solutions, Internet Marketing and Internet Wireless. Under the terms of the letter of intent, the Company agreed to issue 2 million shares of common stock and 2.5 million five year warrants, exercisable at 110% of the average closing price of the Company's common stock over the seven trading days preceding closing, in exchange for all of the issued and outstanding shares of Visualcom. One million of the shares and one million of the warrants issuable under the letter of intent are issuable in escrow subject to release upon satisfaction of certain "earn-out" criteria. The letter of intent also provided that certain shareholders of Visualcom would purchase shares of the Company's common stock with the proceeds of that sale to be used to fund Visualcom operations pending closing. In November 2000, the Company and Visualcom signed a definitive Plan of Share Exchange and the Company completed the acquisition of Visualcom.

     PRIVATE PLACEMENT AND VISUALCOM CREDIT FACILITY

     In September 2000, certain Visualcom shareholders acquired an aggregate of 359,574 shares of common stock of the Company for $475,000, or $1.321 per share. The Company utilized the proceeds from the sale to establish a credit facility for Visualcom with funds being advanced subject to forgiveness on closing of the acquisition of Visualcom by the Company.

      BRIDGE LOAN

     In October and November 2000, the Company secured a short-term bridge loan in the amount of $500,000 from the sale of Convertible Bridge Loan Notes and 125,000 Bridge Loan Warrants. The Bridge Loan Notes are due on or before December 31, 2000 with interest accruing at 12% per annum. The Bridge Loan Notes are convertible into common stock, at the option of the holder, at market value on the date of closing. The Bridge Loan Warrants are exercisable for a term of five years to purchase common stock at $0.845 per share with respect to 100,000 of the warrants and $0.875 per share with respect to 25,000 of the warrants.

                     FUSION NETWORKS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                 MARCH 31, 2000

ASSETS

Current Assets:

   Cash and cash equivalents                       $  3,350,733
   Employee and other loans                             137,135
   Prepaid expenses                                     132,112
   Deposits                                              10,918
                                                     -----------
          Total Current Assets                                      $  3,630,898

Other Assets:
   Investment in equity securities                                    26,625,010

Property and Equipment:
   Office equipment                                   1,290,346
   Furniture and fixtures                               205,465
   Automobiles                                           37,195
                                                     -----------
          Total Property and Equipment                1,533,006
   Less: Accumulated depreciation                       (83,337)
                                                     -----------
          Net Property and Equipment                                   1,449,669
                                                                      ----------
                                                                     $31,705,577
                                                                      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses           $    303,541
   Due to affiliate                                      16,428
                                                     -----------
          Total Current Liabilities                               $      319,969

Stockholders' Equity:
   Common stock, authorized 60,000,000 shares,
     $.00001 par value, issued and outstanding
     33,113,333 shares
   Common stock                                             331
   Additional paid-in-capital                        54,437,419
   Foreign currency translation                          (9,894)
   Retained deficit                                 (24,167,248)
                                                    -----------
   Accumulated other comprehensive income (loss):
     Foreign currency translation                        (9,894)
     Unrealized gain on equity securities             1,125,000
                                                    -----------
          Total Stockholders' Equity                                  31,385,608
                                                                      ----------
                                                                     $31,705,577
                                                                      ==========
------------------------

See accompanying notes to consolidated financial statements.

                     FUSION NETWORKS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                      FOR THE QUARTER ENDED MARCH 31, 2000



Income:
   Revenues                                                      $        -

Costs and Expenses:
   General and administrative                      $   996,940
   Project development and engineering               1,510,907
   Sales and marketing                                 278,667
   Depreciation and amortization                        55,399
                                                    -----------
          Total Costs and Expenses                                2,841,853
                                                                 -----------
Loss from Operations                                             (2,841,853)

Other Income (Expenses):
   Interest income                                      45,808
   Foreign currency (loss)                               2,766
                                                    -----------
          Total Other Income (Expense)                              48,574
                                                                ------------
Net Loss                                                       $(2,793,279)
                                                                ============
Loss per Share:
   Basic loss per share                                        $      (.08)
                                                                ============
   Diluted loss per share                                             (.08)
                                                                ============
   Basic common shares outstanding                              33,113,333
                                                                ============
   Diluted common shares outstanding                            33,113,333
                                                                ============


----------------------

See accompanying notes to consolidated financial statements.

                     FUSION NETWORKS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                      FOR THE QUARTER ENDED MARCH 31, 2000



Cash Flows from Operating Activities:
   Net loss                                                         $(2,793,279)

   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation                                                      55,399

   Increase in employee and other loans                                (136,600)
   Increase in prepaid expenses                                        (110,254)
   Increase in deposits                                                 (10,918)
   Increase in accounts payable and accrued expenses                    181,432
   Increase in due to affiliate                                           7,457
                                                                     -----------
          Net cash used by operating activities                      (2,806,763)
                                                                     -----------
Cash Flows from Investing Activities:
   Purchase of property and equipment                                  (862,517)
                                                                     -----------
          Net cash used by investing activities                        (862,517)
                                                                     -----------
 Effect of Exchange Rate Changes on Cash                                (24,445)
                                                                     -----------
Net Decrease in Cash and Cash Equivalents                            (3,693,725)

Cash and Cash Equivalents - beginning of period                       7,044,458
                                                                     -----------
Cash and Cash Equivalents - end of period                          $  3,350,733
                                                                     ===========

Supplemental disclosures of cash flow information:
   Cash paid during the period for:
     Interest                                                      $          -
                                                                     ===========
     Taxes                                                         $          -
                                                                     ===========
Supplement disclosure of noncash investing and financing activities:
     Unrealized gain and equity securities                         $  1,125,000
                                                                     ===========



----------------
See accompanying notes to consolidated financial statements.

                     FUSION NETWORKS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

                                 MARCH 31, 2000

Note 1
------
Fusion Networks, Inc. (the "Company") was incorporated under the laws of the State of Delaware on June 30, 1999. The Company is an Internet portal company founded to provide improved Internet content and services to Latin American markets and to the Spanish and Portugese speaking population around the world. Fusion Networks launched its Internet site, LatinFusion.com, in Bogota, Columbia in October 1999 followed by the launch of its site in Miami in January 2000, and plans similar launches in targeted cities and regions in the Americas and Europe.

Note 2
------
In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position as of March 31, 2000 and the statements of operations for the three months ended March 31, 2000 and the statements of cash flows for the three months ended March 31, 2000.

The statements of operations for the three months ended March 31, 2000 are not necessarily indicative of results for the full year.

While the Company believes that the disclosures presented are adequate to make the information not misleading, these financial statements should be read in conjunction with the financial statements and accompanying notes included in the Company's Annual Report for the year ended December 31, 1999.

Note 3
------
Earnings per share are based on the weighted average number of common shares outstanding including common stock equivalents.

Note 4
------
Due to the availability of net operating losses there is no tax effect with any component of other comprehensive gain (loss)

Note 5
------
The proposed reorganization between the Company and IDM Environmental was approved by the shareholders of the Company and IDM in March 2000 and the reorganization was completed on April 13, 2000. As a result of the reorganization, the Company and IDM became wholly-owned subsidiaries of Fusion Networks Holdings, Inc. The Company and IDM both plan to continue their historical operations for the foreseeable future.

Note 6
------
OTHER COMPREHENSIVE INCOME (LOSS)
Statement of Financial Accounting Standards No.130 "Reporting Comprehensive Income" effective in 1998, requires the disclosure of comprehensive income
(loss) to reflect changes in equity that result from transactions and economic events from nonowner sources. Due to the availability of net operating losses there is no tax effect on any component of other comprehensive income (loss).

Other comprehensive income (loss):                   For the three
                                                     Months ended
                                                     March 31,2000
                                                     --------------
         Net loss                                    $ ( 2,793,279)
           Unrealized gain on equity securities          1,125,000
           Foreign currency translation
              adjustments                                  (24,445)
         Total other comprehensive (loss)            $ ( 1,692,724)

Note 7
------
INVESTMENTS IN EQUITY SECURITIES
As of March 31, 2000 all equity securities are deemed by management to be available for sale and are reported at fair value with net unrealized gains or losses reported within shareholders' equity as a separate component of other comprehensive income. Realized gains and losses are recorded in the statement of operations in the period in which they become known. The carrying amount of the company's investments is shown as follows:

                                                         March 31, 2000
                                                                    Market
                                                      Cost          Value
                                                     ------       ---------
         Investment in equity securities         $ 25,500,000   $26,625,000
         Unrealized gains                           1,125,000             -
                                                  ------------  ------------
                                                   26,625,000    26,625,000

During 2000 the investment in MSGI suffered a significant decline in it's fair value. During the fourth quarter of 2000, the Company wrote down the value of their investment and recorded from the original cost a realized loss of $ 12,750,000 and provided an allowance for an additional unrealized loss of $ 10,980,000, which reduces the carrying value of the investment to $ 1,770,000 at December 31, 2000.

Note 8
------
SUBSEQUENT EVENTS

SALE OF IDM

     On July 25, 2000, the Company entered into a letter of intent pursuant to which the Company agreed in principal to sell all of its stock of IDM to two principal officers of IDM. The Company completed the sale of IDM on August 18, 2000. Pursuant to the terms of the IDM sale, the Company received a promissory note in the amount of $58,881 and were relieved of guarantees in the amount of $300,000.

     Based on the agreement in principal to sell IDM, the Company recorded a write-down of the goodwill associated with the acquisition of IDM in the amount of $7,354,181 in the second quarter of 2000 and recorded the loss on the sale of $1,320,847 in the third quarter of 2000.

CONVERTIBLE DEBENTURES AND WARRANTS

     On June 15, 2000, the Company sold $4,000,000 of 6% Secured Convertible Debentures and 1,500,000 Warrants. The Debentures and Warrants were sold to three accredited investors. The Debentures and Warrants were sold for an aggregate offering price of $4,000,000. A finders fee of 5%, or $200,000, was paid in connection with the sale of the Debentures and Warrants. The Debentures and Warrants were sold pursuant to the exemption from registration set out in Rule 506 as promulgated pursuant to Section 4(2) of the Securities Act of 1933. The securities were offered without general solicitation in a privately negotiated transaction with three accredited investors.

     The Debentures bear interest at 6% per annum, are due on June 13, 2001 and are secured by a pledge of the investment in affiliates of Marketing Services Group, Inc. The Debentures are convertible into shares of Common Stock of the Company at a fixed conversion price of $1.75 per share. The Warrants are exercisable to purchase Common Stock of the Company at $1.50 per share.

     VISUALCOM PURCHASE

     In August 2000, the Company entered into a letter of intent to acquire Visualcom, Inc., a Miami based Internet consulting company specializing in Strategic Consulting, I-Business Solutions, Internet Marketing and Internet Wireless. Under the terms of the letter of intent, the Company agreed to issue 2 million shares of common stock and 2.5 million five year warrants, exercisable at 110% of the average closing price of the Company's common stock over the seven trading days preceding closing, in exchange for all of the issued and outstanding shares of Visualcom. One million of the shares and one million of the warrants issuable under the letter of intent are issuable in escrow subject to release upon satisfaction of certain "earn-out" criteria. The letter of intent also provided that certain shareholders of Visualcom would purchase shares of the Company's common stock with the proceeds of that sale to be used to fund Visualcom operations pending closing. In November 2000, the Company and Visualcom signed a definitive Plan of Share Exchange and the Company completed the acquisition of Visualcom.

     PRIVATE PLACEMENT AND VISUALCOM CREDIT FACILITY

     In September 2000, certain Visualcom shareholders acquired an aggregate of 359,574 shares of common stock of the Company for $475,000, or $1.321 per share. The Company utilized the proceeds from the sale to establish a credit facility for Visualcom with funds being advanced subject to forgiveness on closing of the acquisition of Visualcom by the Company.

      BRIDGE LOAN

     In October and November 2000, the Company secured a short-term bridge loan in the amount of $500,000 from the sale of Convertible Bridge Loan Notes and 125,000 Bridge Loan Warrants. The Bridge Loan Notes are due on or before December 31, 2000 with interest accruing at 12% per annum. The Bridge Loan Notes are convertible into common stock, at the option of the holder, at market value on the date of closing. The Bridge Loan Warrants are exercisable for a term of five years to purchase common stock at $0.845 per share with respect to 100,000 of the warrants and $0.875 per share with respect to 25,000 of the warrants.

             SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


The following unaudited pro forma consolidated financial data for Fusion Networks Holdings, Inc. is based on the historical financial statements of Fusion Networks, Inc. and Subsidiaries and IDM Environmental Corp. (collectively with its subsidiaries referred to herein as "IDM") which appear elsewhere in this Form 8-K and has been prepared on a pro forma basis to give effect to the merger under the purchase method of accounting, as if the transaction had occurred at January 1, 1999 for each operating period presented. The pro forma information was prepared based upon certain assumptions described below and may not be indicative of results that actually would have occurred had the merger occurred at the beginning of the last full fiscal year presented or of results which may occur in the future. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the annual and interim financial statements and notes thereto of Fusion Networks, Inc. and IDM Environmental Corp. appearing elsewhere herein and incorporated by reference into this Form 8-K filing.

The unaudited pro forma consolidated balance sheet as of March 31, 2000 presents the financial position of Fusion Networks Holdings, Inc. as if the merger had occurred on that date and was prepared utilizing the unaudited Fusion Networks, Inc. balance sheet as of March 31, 2000 and the unaudited IDM Environmental Corp. balance sheet as of March 31, 2000. The pro forma consolidated statements of operations data presented assumes the merger occurred at the beginning of the periods presented. It should not be assumed that IDM Environmental Corp. and Fusion Networks, Inc. would have achieved the unaudited pro forma consolidated results if they had actually been combined during the periods shown.

The merger is expected to be accounted for as a purchase. The stockholders of Fusion Networks, Inc. will receive one share of common stock of Fusion Networks Holdings, Inc. for each share of Fusion Networks, Inc. common stock held and the stockholders of IDM will receive one share of Fusion Networks Holdings, Inc. for each share of IDM common stock held, resulting in the current stockholders of Fusion Networks, Inc. owning approximately 90% of Fusion Networks Holdings, Inc. common stock. The plan of merger was approved by the stockholders of both Fusion Networks, Inc. and IDM during March 2000 and the merger was completed on April 13, 2000.

The unaudited pro forma consolidated results are based on estimates and assumptions, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma consolidated results are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

The unaudited pro forma combined results should be read in conjunction with the historical consolidated financial statements and notes thereto set forth herein for Fusion and set forth for IDM on Form 10K for December 31, 1999 and Form 10Q for the quarterly period ended March 31, 2000.

                         FUSION NETWORKS HOLDINGS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000

                                                                                                        Fusion
                                                                      Fusion                           Networks
                                                       IDM           Networks                        Holdings, Inc.
                                                  March 31,2000    March 31, 2000     Pro Forma        Pro Forma
                                                   (Unaudited)      (Unaudited)      Adjustments        Results
                                                  -------------    ---------------   -----------     --------------

ASSETS

Current Assets:
   Cash and cash equivalents                     $    211,175      $   3,350,733                    $    3,561,908
   Accounts receivable                              4,366,589                                            4,366,589
   Other loans                                                           137,135                           137,135
   Recoverable income taxes                           650,242                                              650,242
   Prepaid expenses and other
      current assets                                2,299,100            143,030                         2,442,130
                                                  ------------       ------------  -----------         ------------
              Total Current Assets                  7,527,106          3,630,898                        11,158,004

Goodwill, net of accumulated                                                         7,362,754 (2)
   amortization                                                                     (1,314,777)(3)       6,047,977
Investments in and advances to
   unconsolidated affiliates                           929,266                                             929,266
Investment in affiliate, at cost                     1,853,125                                           1,853,125
Investment in equity securities                                       26,625,010                        26,625,010
Property, plant and equipment, net                   1,814,675         1,449,669                         3,264,344
Other assets                                           979,925                                             979,925

                                                  ------------       ------------  -----------         ------------
                                                  $ 13,104,097      $ 31,705,577  $ 6,047,977         $ 50,857,651
                                                  ============       ============  ===========         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liablities:
   Current portion of long-term debt             $      13,873                                        $     13,873
   Accounts payable and accrued expenses             8,760,333           319,969                         9,080,302
   Billings in excess of costs and estimated
     earnings                                        1,327,722                                           1,327,722
   Due to officers                                     220,682                                             220,682
                                                  ------------       ------------  -----------         ------------
              Total Current Liabilities             10,322,610           319,969                        10,642,579

Long-Term Debt                                          15,810                                              15,810
                                                  ------------       ------------  -----------         ------------
              Total Liabilities                     10,338,420           319,969                        10,658,389

Commitments and Contingencies

Stockholders' Equity:
   Common stock                                         39,184               331       (39,145)(2)            370
   Additional paid-in-capital                       60,922,920        54,437,419     7,362,754 (2)     63,251,034
                                                                                    (1,314,777)(3)
                                                                                   (58,607,282)(2)
                                                                                       450,000 (1)
   Foreign currency translation                                          (9,894)                           (9,894)
   Retained earnings (deficit)                    (58,196,427)      (24,167,248)      (450,000)(1)    (24,167,248)
                                                                                    58,646,427 (2)
   Accumulated other comprehensive income (loss):
     Foreign currency translation                                        (9,894)                           (9,894)
     Unrealized gain on securities                                    1,125,000                         1,125,000
                                                  ------------       ------------  -----------         ------------
Total Stockholders' Equity                          2,765,677        31,385,608      6,047,977         40,199,262
                                                  ------------       ------------  -----------         ------------
                                                 $ 13,104,097       $31,705,577   $  6,047,977        $50,857,651
                                                  ============       ============  ===========         ============

See Notes to Pro Forma Consolidated Financial Data

                         FUSION NETWORKS HOLDINGS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                                                    For the Year Ended                             For the three months ended
                                                     December 31, 1999                                   March 31,2000
                                   -------------------------------------------------------  ----------------------------------------
                                                                         Fusion                                           Fusion
                                                                         Networks                                         Networks
                                                                       Holdings, Inc.             Fusion               Holdings, Inc
                                                Fusion    Pro Forma     Pro Forma         IDM      Networks   Pro Forma   Pro Forma
                                      IDM      Networks  Adjustments     Results      (Unaudited) (Unaudited) Adjustments Results
                                   ---------  ----------------------  --------------  -----------  ---------  ----------- --------


Contract Income                 $13,581,298    $        $             $13,581,298     $3,064,595   $          $          $3,064,595

Direct Job Costs                 13,366,165                            13,366,165      1,988,110                          1,988,110
Write-down of inventory surplus     582,517                               582,517
                                 -----------   --------- ----------- -----------      -----------  ---------    --------- ----------

Gross Profit (Loss)                (367,384)                                           1,076,485                          1,076,485
                                 -----------   --------- ----------- -----------      -----------  ---------    --------- ----------
Costs and Expenses:
   General and administrative
     expenses                     7,054,208   20,276,036              27,330,244       2,453,333    926,299               3,379,632
   Product development and
     engineering                               1,011,941               1,011,941                  1,510,907               1,510,907
   Sales and marketing                            87,097                  87,097                    349,248                 349,248
   Merger expenses                                                                                             450,000(1)   450,000
   Depreciation and amortization    334,617       27,938 1,051,822(3)  1,414,377         67,047      55,399    262,955(3)   385,401
   Write-down on investment on
     unconsolidated partnerships    105,757                              105,757
   Equity in net loss of
     unconsolidated partnerships    176,814                              176,814
                                  -----------   --------  ----------- -----------    ----------- ---------    ---------   ----------

                                  7,671,396   21,403,012  1,051,822   30,126,230     2,520,380   2,841,853     712,955    6,075,188
                                  -----------   --------  ----------- -----------    ----------- ---------    ---------   ----------

Loss from Operations             (8,038,780) (21,403,012)            (29,441,792)   (1,443,895) (2,841,853)              (4,285,748)

Other Income (Expense):
   Loss on disposal of property,
     plant and equipment          (285,194)                             (285,194)       (3,385)                              (3,385)
   Miscellaneous income (expense) (172,519)                             (172,519)
   Interest income (expense)       145,626        29,040                 174,666       (12,104)     48,574                   36,470
                                  -----------   --------  ----------- -----------    ----------- ---------    ---------   ----------
Loss before Credit for Income
   Taxes                        (8,350,867)  (21,373,972)(1,051,822) (30,776,661)   (1,459,384) (2,793,279)   (712,955)  (4,965,618)

Provision (Credit) for Income
   Taxes                        (1,200,000)                           (1,200,000)
                                 -----------   --------- ----------- -----------      ----------- ---------    ---------  ----------

Net Loss                        (7,150,867)  (21,373,972)(1,051,822) (29,576,661)   (1,459,384) (2,793,279)   (712,955)  (4,965,618)

Preferred Stock Dividends
   including Amortization of
   Beneficial Conversion Feature    11,289                                11,289
                                 -----------   --------- ----------- -----------      ----------- ---------    ---------  ----------

Net Loss on Common Stock       ($7,162,156) ($21,373,972)($1,051,822)($29,565,372) ($1,459,384)($2,793,279)  ($712,955) ($4,965,618)
                                 ===========  ========== =========== =============  =========== ===========
Loss per Share:
   Basic loss per share         $    (2.21)  $     (0.64)            $     (0.81)   $    (0.38) $    (0.08)               $   (0.13)
                                 ===========  ========== =========== =============  =========== ===========               ==========
   Diluted loss per share       $    (2.21)  $     (0.64)            $     (0.81)   $    (0.38) $    (0.08)               $   (0.13)
                                 ===========  ========== =========== =============  =========== ===========               ==========
Basic common shares outstanding  3,243,493    33,113,333              36,356,826     3,798,658  33,113,333               36,911,991

Diluted common shares outstanding3,243,493    33,113,333              36,356,826     3,798,658  33,113,333               36,911,991


See Notes to Pro Forma Consolidated Financial Data

                         FUSION NETWORKS HOLDINGS, INC.

                 NOTES TO PRO FORMA CONSOLIDATED FINANCIAL DATA

                                 MARCH 31, 2000



(1) To record as compensation, merger expenses for 400,000 consultant stock options granted with an exercise price of $1.15, the market price at the date of grant. The options were granted for a ten year period and vest upon the completion of the merger. The estimated fair market value of $450,000 for this option is based on the Black Scholes value option pricing model.


(2) To record the purchase of IDM and the issuance of 33,113,333 shares of common stock of Fusion Networks Holdings, Inc. to the stockholders of Fusion Networks, Inc. and the issuance of 3,918,393 shares of common stock of Fusion Networks Holdings, Inc. to the stockholders of IDM and the elimination of IDM's accumulated deficit as a result of the merger. The transaction, accounted for as a purchase, resulted in goodwill of $7,362,754 being recorded. The purchase price and goodwill was determined as follows:

                    IDM common shares outstanding                3,918,393
                    Estimated fair value of shares issued            $2.47 (a)
                                                                 ---------
                    Purchase price before merger costs          $9,678,431
                    Merger costs                                   450,000
                                                                 ---------
                          Purchase price                        10,128,431

                    IDM net book value                           2,765,677
                                                                 ---------
                          Goodwill                             $ 7,362,754
                                                                 =========

          (a)The estimated fair value of shares issued was determined using the average closing market price of IDM=s common stock for the 3 days prior and 3 days subsequent to the public announcement of the letter of intent.


(3)   To record amortization of goodwill over a seven year period.